UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

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NUTRACEA
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUTRACEA
5090 North 40th Street, Fourth Floor
Phoenix, Arizona 85018

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, DECEMBER 4, 2009

TO THE SHAREHOLDERS:

The 2009 Annual Meeting of Shareholders of NutraCea, a California corporation, will be held at the Arizona Biltmore Resort and Spa, at 2400 East Missouri Avenue, Phoenix, AZ  85016, on Friday, December 4, 2009, from 9:00 a.m. to 11:00 a.m., local time, for the purpose of considering and voting upon:

1.	the election of six directors to serve on the Board of Directors until the 2010 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of common stock, as of the close of business on October 26, 2009, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Leo G. Gingras
Leo G. Gingras
Secretary

Phoenix, Arizona
November 6, 2009

IMPORTANT
Whether or not you expect to attend the 2009 Annual Meeting of Shareholders in person, please cast your vote online, by telephone or by completing, dating, signing and promptly returning the enclosed proxy card or voting instruction card in the enclosed envelope, which requires no postage if mailed in the United States.

NUTRACEA
5090 North 40th Street, Fourth Floor
Phoenix, Arizona 85018

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to holders of common stock (the “Common Stock”) of NutraCea, a California corporation (“NutraCea”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at NutraCea’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, December 4, 2009 at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Arizona Biltmore Resort and Spa, at 2400 East Missouri Avenue, Phoenix, AZ  85016. The telephone number at that address is (602) 955-6600.

This Proxy Statement and the accompanying form of proxy card / voting instruction card were mailed to shareholders on or about November 6, 2009.  Our Annual Report for fiscal 2008 is enclosed with this proxy statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified; and (ii) transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of Common Stock at the close of business on October 26, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 192,967,680 shares of Common Stock outstanding.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of NutraCea at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of NutraCea common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

Voting of Proxies.  Shareholders that are “beneficial owners” (your NutraCea shares are held for you in street name by your bank, broker or other nominee) have three options for submitting their votes before the Annual Meeting, by: (a) Internet, (b) telephone or (c) mailing a completed voting instruction card to your bank, broker or other nominee. If you have Internet access and are a beneficial owner of shares of NutraCea common stock, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the voting instruction card. If you live in the United States or Canada and are a beneficial owner, you may submit your proxy by following the “Vote by Telephone” instructions on the voting instruction card. If you received your Annual Meeting materials by mail and do not wish to vote online or by telephone, or if you are a “registered shareholder” (you hold your NutraCea shares in your own name through our transfer agent, American Stock Transfer and Trust Company, or you are in possession of stock certificates), please complete and properly sign the proxy card (registered holders) or voting instruction card (beneficial owners) you receive and return it in the prepaid envelope provided, and it will be voted in accordance with the specifications made on the proxy card or voting instruction card.

If no specification is made on a signed and returned proxy card or voting instruction card, the shares represented by the proxy will be voted “FOR” the election to the Board of each of the six nominees named on the proxy card or voting instruction card, and, if any other matters are properly brought before the Annual Meeting, the proxy will be voted as the Board may recommend. We encourage beneficial owners with Internet access to record your vote on the Internet or, alternatively, to vote by telephone. Internet and telephone voting is convenient, saves on postage and mailing costs and is recorded immediately, minimizing risk that postal delays may cause your vote to arrive late and therefore not be counted. If you attend the Annual Meeting, you also may vote in person, and any previously submitted votes will be superseded by the vote you cast at the Annual Meeting.

Voting in Person at the Meeting.   If you plan to attend the Annual Meeting and vote in person, NutraCea will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date entitles its owner to one vote on all matters. With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share of Common Stock has one vote.

Expenses of solicitation of proxies will be borne by NutraCea. NutraCea may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of NutraCea’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. NutraCea may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. NutraCea’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, NutraCea believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. NutraCea further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, NutraCea intends to treat abstentions and broker “non-votes” in this manner. Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Deadlines for Submission of Shareholder Proposals for 2010 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials. Shareholders of NutraCea are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of NutraCea. Shareholders who wish to have a proposal considered for inclusion in NutraCea’s proxy materials for NutraCea’s 2010 Annual Shareholder Meeting must submit such proposal to NutraCea by July 9, 2010.  If NutraCea changes the date of its 2010 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before NutraCea begins to print and send its proxy materials for the 2010 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in NutraCea’s proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials. Shareholders who wish to present a proposal at NutraCea’s 2010 Annual Shareholder Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of NutraCea at NutraCea’s principal executive offices by September 22, 2010.  If the date of the 2010 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by NutraCea no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in the Company’s bylaws. If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2010 Annual Meeting, NutraCea will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

Shareholder Information

If you share an address with another shareholder, you may receive only one set of proxy materials (including the annual report and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by writing or contacting NutraCea’s Secretary at 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018, telephone (602) 522-3000. Similarly, if you share an address with another shareholder and have received multiple copies of the proxy materials, you may contact NutraCea at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE
ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of six (6) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom presently are directors of NutraCea.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position

W. John Short	60	Chief Executive Officer and Director
James C. Lintzenich (1)(2)	55	Interim Principal Financial Officer, Interim Principal Accounting Officer and Director
David S. Bensol (1)(2)	53	Director and Chairman of the Board
Edward L. McMillan (1)(3)	63	Director
Steven W. Saunders (2)	53	Director
Kenneth L. Shropshire (2)(3)	54	Director
_____________

1)	Member of the Audit Committee.
2)	Member of the Compensation Committee.
3)	Member of the Nominating/Governance Committee.

W. John Short, has served as one of our directors and as our Chief Executive Officer since October 2009 and as our President since July 2009.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  From January 2004 through December 2005 Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  From April 2006 through December 2007, as CEO and Managing Member of W John Short & Associates, LLC, Mr. Short was engaged as Chief Executive Officer of Skip’s Clothing Company. In 2008 and 2009, as CEO and Managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, Advisory Board Member and/or Director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.

James C. Lintzenich, has served as our Interim Principal Financial Officer and Interim Chief Accounting Officer since August 2009 and as one of our directors since October 2005.  He served as our Interim Chief Executive Officer from March 2009 to October 2009.  Mr. Lintzenich was a director of RiceX from June 2003 to October 2005.  From August 2000 to April 2001 Mr. Lintzenich served as President and Chief Operating Officer of SLM Corporation (Sallie Mae), an educational loan institution. From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including Chief Executive Officer and Chief Financial Officer of USA Group, Inc., a guarantor and servicer of educational loans. Mr. Lintzenich currently serves on the Board of Directors of the Lumina Foundation for Education and the Ball State University Foundation.

David S. Bensol, has served as one of our directors since March 2005. Mr. Bensol has been President of Bensol Realty Corp, a commercial real estate company, since 1978, and a management consultant since January 2000. Mr. Bensol was the former CEO of Critical Home Care, a home medical equipment provider that recently merged with Arcadia Resources, Inc. (AMEX: KAD) Mr. Bensol was the Executive Vice President and Director of Arcadia Resources from May 2004 until his resignation from those positions in December 2004. In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers. From 1979 to 1999 Mr. Bensol founded several public and private companies which became industry leaders in the areas of home medical equipment providers, acute care pharmacy providers and specialty support surface providers. Mr. Bensol received a BS Pharm. from St. Johns University, New York, and became a registered pharmacist in 1978.

Edward L. McMillan has served as one of our directors since October 2005. Mr. McMillan was a director of RiceX from July 2004 to October 2005. From January 2000 to present Mr. McMillan has owned and managed McMillan LLC, a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors. From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management. From January 1988 to March 1996, Mr. McMillan was President and CEO of Purina Mills, Inc. From August 1996 to July 1997, Mr. McMillan presented a graduate seminar at Purdue University. From August 1997 to April 1999 Mr. McMillan was with Agri Business Group, Inc.  Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (NASDAQ:BCPC), Durvet, Inc., Newco Enterprises, Inc., CHB LLC., and Hintzsche, Inc.  Mr. McMillan also serves as Chair of the University of Illinois Research Park, LLC and Greenville College Foundation Board.

Steven W. Saunders, has served as one of our directors since October 2005. He was a director of RiceX from August 1998 to October 2005. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm, since February 7, 1991, and President of Warwick Corporation, a business-consulting firm, since 1992.

Kenneth L. Shropshire, has served as one of our directors since April 2006. Mr. Shropshire has been a professor at the Wharton School of the University of Pennsylvania since 1986; in this capacity serving as a David W. Hauck professor since 2001, the chair of the Department of Legal Studies from 2000 to 2005, and the faculty director of the Sports Business Initiative since 2004. Mr. Shropshire was counsel to the law firm of Van Lierop, Burns & Bassett, LLP, from 1998 to 2004 and has been a practicing attorney in Los Angeles, California, focusing on sports and entertainment law. Mr. Shropshire has also taught coursework at the University Of Pennsylvania School Of Law, the University of San Diego School of Law and Southwestern University School of Law.  Mr. Shropshire currently is a member of the Board of Directors of Valley Green Bank.

Board Independence

The Board has affirmatively determined that each current member of the Board, other than Mr. Short and Mr. Lintzenich, is independent under the criteria established by The Nasdaq Stock Market, or Nasdaq, for independent board members.  Wesley Clark, who served on our Board of Directors until October  2009, also was determined to be independent under Nasdaq standards.  In addition, each member of committees of our Board of Directors other than Mr. Lintzenich is an independent director in accordance with Nasdaq standards.  Mr. Lintzenich was an independent director before he was appointed to serve as our Interim Chief Executive Officer in March 2009.  Mr. Lintzenich serves on our Audit Committee and our Compensation Committee.

Board Meetings and Committees

During 2008, our Board of Directors held 21 meetings and each director attended at least 75% of those meetings, except for Mr. Clark, who attended 13 of the 21 meetings held while he was a member of our Board of Directors.

Our Board of Directors has three standing committees:  the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Our Board of Directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our Board of Directors has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the full Board of Directors.  Each committee of our Board of Directors has a written charter approved by our Board of Directors.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), assists the full Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are James C. Lintzenich, David S. Bensol and Edward L. McMillan.  Mr. Lintzenich is not an independent director under Nasdaq standards.  He ceased to be independent when he was appointed to serve as our Interim Executive Officer, and he continues to not be independent because he is serving as our Interim Principal Financial Officer and Principal Accounting Officer.  Our Board did not remove Mr. Lintzenich from the Audit Committee when he became an employee because his employment status is temporary and because of the value Mr. Lintzenich provides to our Audit Committee based upon his knowledge of NutraCea and his extensive financial and accounting experience. The Audit Committee met six times in 2008 and each member of the Audit Committee attended all of those meetings. Our Board of Directors adopted a written charter for the Audit Committee on April 18, 2007, a copy of which is attached as Annex A to our proxy statement for the 2007 Annual Meeting of Shareholders that was filed with the Securities and Exchange Commission (“SEC”) on May 21, 2007. The Board has determined that Mr. Lintzenich is an “Audit Committee Financial Expert”, as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The members of the Compensation Committee are David S. Bensol, James C. Lintzenich, Steven W. Saunders and Kenneth L. Shropshire.  The Compensation Committee seeks input on certain compensation policies from the Chief Executive Officer. In 2008, the Compensation Committee met one time and all members of the Compensation Committee attended this meeting.  Our Board of Directors adopted a written charter for the Compensation Committee on April 18, 2007, a copy of which is attached as Annex B to our proxy statement for the 2007 Annual Meeting of Shareholders that was filed with the SEC on May 21, 2007.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the Board and committees thereof.  The members of the Governance and Nominating Committee are Edward L. McMillan and Kenneth L. Shropshire.  The Corporate Governance and Nominating Committee did not meet in 2008.  The Corporate Governance and Nominating Committee has hired a consultant to identify and introduce to the committee potential candidates to serve on the Board.  Our Board of Directors adopted a written charter for the Corporate Governance and Nominating Committee on April 18, 2007, a copy of which is attached as Annex C to our proxy statement for the 2007 Annual Meeting of Shareholders that was filed with the SEC on May 21, 2007.

Nomination Process

In evaluating potential candidates for membership on the Board, the Corporate Governance and Nominating Committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Corporate Governance and Nominating Committee has not established any specific minimum qualifications for director nominees, the Corporate Governance and Nominating Committee believe that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of NutraCea.  Upon the identification of a qualified candidate, the Corporate Governance and Nominating Committee would select, or recommend for consideration by the full Board, the nominee for the election of directors.

The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders. Any shareholder may make recommendations to the Corporate Governance and Nominating Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, NutraCea, 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018. Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered. The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

—	Directors should be of the highest ethical character and share values that reflect positively on themselves and NutraCea.
—	Directors should have reputations, both personal and professional, consistent with the image and reputation of NutraCea.
—	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Corporate Governance and Nominating Committee to nominate or recommend the candidate for director in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, NutraCea, 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018, who will forward the communication to the intended director or directors. If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

NutraCea has a policy of encouraging, but not requiring, directors to attend NutraCea’s annual meeting of shareholders. All of NutraCea’s directors attended the 2008 Annual Meeting of Shareholders.

Director Compensation

In 2008, our non-employee directors and Mr. Lintzenich received the following amounts:

—	$40,000 annual cash retainer;
—	$2,000 for each board meeting attended in person;
—	$1,000 for each telephonic board meeting attended;
—	$4,000 annual cash retainer for serving on the audit committee;
—	$2,000 annual cash retainer for serving on the compensation committee or the nominating and corporate governance committee;
—	$25,000 annual cash retainer for the chairman of the Board of Directors;
—	$10,000 annual cash retainer for serving as chairman of the audit committee;
—	$7,000 annual cash retainer for serving as chairman of the compensation committee or the nominating and corporate governance committee; and
—	an option to purchase 35,000 shares of common stock each year pursuant to our 2005 Equity Incentive Plan.

Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board and Board committees. In addition, directors are eligible to receive common stock and common stock options under our 2005 Equity Incentive Plan. In January 2008, each non-employee director was granted an option to purchase 100,000 shares of common stock at an exercise price per share of $1.49.  This option is separate from the standard 35,000 share option annually granted to directors.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-executive officer directors in 2008 for services to our company.

	Fees Earned or Paid in Cash	Option Awards	Regrant of RiceX Warrants	Total Options & Warrants	Total
Name	($) (1)	($) (2)	($) (3)	(# of Shares)(4)	($)
David Bensol	$102,667	$109,920	$-	205,000	$212,587
Wesley K. Clark (5)	55,500	109,006	-	170,000	164,506
James C. Lintzenich	73,000	109,920	79,480	1,691,608	262,400
Edward L. McMillan	68,000	109,920	4,451	358,597	182,371
Steven W. Saunders	63,500	111,319	-	612,192	174,819
Kenneth L Shropshire	66,000	109,920		205,000	175,920

Total	$428,667	$660,005	$83,931	3,242,397	$1,172,603
____________

1)
Amounts shown in this column reflect the annual aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

2)
Amounts shown do not reflect compensation actually received by the directors.  The amount shown is the expense recognized in NutraCea’s 2008 financial statements. For 2008, the grant date fair value of each option award on a grant-by-grant basis computed in accordance with SFAS 123R for all grants awarded to the named individuals as they are earned/vested. In accordance with SEC rules, no estimates were made for forfeitures in calculating these amounts. The grant date fair value of the options vested as of December 31 2008, calculated in accordance with SFAS 123R, was $665,036.

3)
Amounts shown in this column reflect the amount of compensation recognized under SFAS 123R for the extension of the termination date for RiceX warrants held by the named individuals and the incremental fair value related to the repricing or material modification of previously awarded warrants; in accordance with SFAS 123R for all grants awarded to the named individuals as they are earned/vested. In accordance with SEC rules, no estimates were made for forfeitures in calculating these amounts. The grant date fair value of the options vested as of December 31 2008, calculated in accordance with SFAS 123R, was $83,926.

4)	Represents as of December 31, 2008 the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors and Jim Lintzenich.

5)	Wesley K. Clark resigned from our Board of Directors on October 19, 2009.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of NutraCea. NutraCea will provide any person, without charge, a copy of this Code. Requests for a copy of the Code may be made by writing to NutraCea at 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018, Attention: Chief Financial Officer.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

EXECUTIVE COMPENSATION

Item 11.  Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our compensation program is intended to support the achievement of our specific annual and long-term operational and strategic goals by attracting and rewarding superior management personnel to achieve the ultimate objective of increasing shareholder value.  The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. Our Compensation Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Our Compensation Committee has the responsibility to evaluate both performance and compensation in an effort to ensure that we maintain our ability to attract and retain individuals of superior ability and managerial talent in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, our Compensation Committee believes executive compensation packages we provide to our executive officers should include both cash and stock-based compensation that rewards individual and corporate performance.

Role of Executive Officers in Compensation Decisions

Our Compensation Committee has the responsibility to make all compensation decisions for our executive officers.  On at least an annual basis, the Compensation Committee approves all compensation and awards to our executive officers that are not already determined pursuant to existing employment agreements or that have not already been approved by our Board of Directors.  Our Chief Executive Officer provides input and arranges for our Compensation Committee to have access to our records and personnel for purposes of its deliberations. During 2008, Brad Edson, our former Chief Executive Officer, reviewed the performance of each executive officer (other than his own, which is reviewed by our Compensation Committee) and provided input and observations to our Board of Directors and Compensation Committee.  The conclusions reached and recommendations based on these reviews are presented to our Board of Directors. Our Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Setting Executive Compensation

Based on the foregoing objectives, our Compensation Committee and our Board of Directors have structured our annual and long-term incentive-based cash and non-cash executive compensation in an effort to motivate our executive officers to achieve the business goals set by us and reward them for achieving such goals.  Our Compensation Committee believes that we compete with many companies for top executive-level talent. Accordingly, our Compensation Committee strives to implement compensation packages for our executive officers that are competitive. Variations to this objective may occur as dictated by the experience level of the individual and market factors. A significant percentage of total compensation for our executive officers is allocated to incentives as a result of the philosophy mentioned above. Nevertheless, strictly speaking, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Income from such incentive compensation is realized as a result of our performance and/or, the individual’s performance, depending on the type of award, compared to established goals. Our compensation committee has not used industry benchmarks nor hired compensation consultants when determining the compensation to be paid to executive officers.

Principal Components of Compensation of Our Named Executive Officers

The principal components of the compensation paid to our named executive officers consist of:

—	base salary;
—	bonuses, paid in cash;
—	cash incentive compensation under the terms of individual senior management incentive compensation plans established for our executive officers;

—	a 401(k) safe harbor contribution that is fully vested and a discretionary year end matching contribution under our 401(k) plan; and
—	equity compensation, generally in the form of stock or stock options.

Base Salary

Our Chief Operating Officer

We hired Leo Gingras in February 2007 to serve as a special assistant to our then Chief Operating Officer and then as our Chief Operating Officer in April 2007.  In determining Mr. Gingras’ annual base salary of $220,000 under his employment agreement, our Compensation Committee and our Board of Directors considered the compensation sought by Mr. Gingras, his extensive experience directly related to our business, and the base salaries of our other executive officers.  In January 2008, our Compensation Committee and our Board of Directors approved an amendment to Mr. Gingras’ employment contract to extend the term through February 8, 2010.  The amendment did not change the base salary terms of Mr. Gingras’ employment agreement.  On July 27, 2009, we entered into a new employment with Mr. Gingras that increased his salary to $250,000 per year in 2009 and to $275,000 per year beginning in 2010.  The Compensation Committee increased Mr. Gingras’ base salary in order for Mr. Gingras to agree to extend his employment term to June 2012.

Our Senior Vice President of Sales

We hired Kody Newland in February 2006 to serve as our Senior Vice President of Sales and entered into an employment agreement with him that provides for a base salary of $150,000 with annual cost of living adjustments.  When determining Mr. Newland’s compensation in February 2006, our Board of Directors considered the base salary sought by Mr. Newland, Mr. Newland’s wide-ranging sales experience, and the base salaries of our other executive officers.  In January 2008, our Compensation Committee and our Board of Directors approved an amendment to Mr. Newland’s employment contract to extend the term through February 28, 2010.  The amendment did not change the base salary terms of Mr. Newland’s employment agreement.

Our Former Chief Executive Officer

We hired Brad Edson as our President in December 2004, and he became our Chief Executive Officer in October 2005 concurrently with our acquisition of RiceX.  Mr. Edson’s employment agreement with us provides for an initial base salary of $50,000 per year in year one, $150,000 in year two and $250,000 in year three with base salary thereafter being subject to an annual increase of 10% each year that Mr. Edson is employed with us.  When structuring Mr. Edson’s salary, our board considered the salary of our then Chief Executive Officer, the amount of equity compensation that Mr. Edson required, the value that Mr. Edson could bring to NutraCea and our low cash position at the time.  Based upon these criteria, the Board determined that providing Mr. Edson with base salary that started low and that grew substantially over time would allow NutraCea to preserve its available cash while ultimately providing Mr. Edson with the cash compensation appropriate for his position.  In January 2008, our Compensation Committee and our Board of Directors approved an amendment to Mr. Edson’s employment contract to extend the term through December 31, 2010.  The amendment did not change the base salary terms of Mr. Edson’s original employment agreement. In August 2008 our Board of Directors approved an amendment to Mr. Edson’s employment contract to clarify that the employee is eligible for a discretionary bonus at such times and in such amounts as determined by Employer’s Compensation Committee or Board of Directors.  Mr. Edson resigned from his positions as Chief Executive Officer, President and Director of the Company effective as of March 9, 2009.

Our Former Chief Financial Officers

We hired Todd C. Crow as our Chief Financial Officer in October 2005 concurrent with our acquisition of RiceX.  Mr. Crow served as the Chief Financial Officer of RiceX and we assumed his employment contract with RiceX pursuant to the terms of the acquisition. Mr. Crow’s base salary in 2007 until May 2008 when Jeff Sanders became our Chief Financial Officer reflects his base salary under his original employment agreement that we assumed.  Mr. Crow served as a consultant from May 2008 to July 2008 and was paid a consulting fee similar to the salary he received under his original employment agreement.  When Mr. Crow became our Chief Financial Officer again in July 2008 upon the resignation of Mr. Sanders, he has paid $220,000 per year, which was the salary received by Mr. Sanders to serve as our Chief Financial Officer.  Following Mr. Crow’s resignation as our Chief Financial Officer in November 2008, we paid an entity wholly owned by Mr. Crow consulting fees pursuant to an independent contractor agreement.   See Severance and Change of Control Payments below for a description of his fees under the independent contractor agreement.

We hired Jeffrey W. Sanders as our Chief Financial Officer in April 2008.  Mr. Sanders’ three-year employment agreement with us provided for an annual base salary of $220,000. Our Compensation Committee considered the prior experience of Mr. Sanders and the base salary of our other executive officers when determining Mr. Sanders’ base salary.  Mr. Sanders resigned his employment with us on July 18, 2008.

We hired Olga Hernandez-Longan as a financial consultant in October 2008 and then as our Chief Financial Officer in November 2008.  Ms. Hernandez-Longan’s three-year employment agreement with us provides for annual base salary of $230,000, with annual cost of living adjustments.  In determining Ms. Hernandez-Longan’s annual base salary, our Compensation Committee and Board of Directors considered the compensation she sought, her experience, and the compensation paid to our other executive officers.  On July 9, 2009, Ms. Hernandez-Longan resigned as Chief Financial Officer of NutraCea effective as of July 31, 2009.

Bonus Compensation

Each of the employment agreements between NutraCea and our named executive officers provides that our Board of Directors or Compensation Committee may grant discretionary bonuses.  Before 2008, we generally did not pay regular bonuses to our executive officers. However, we have from time to time paid signing or retention bonuses in connection with our initial hiring or appointment of an executive officer.  Whether a signing bonus and relocation expenses are paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment or to create additional incentive for an executive to join our company in a position for which there is high market demand.  In 2007 we paid to Mr. Gingras a $150,000 signing bonus when he became an employee.  As Mr. Gingras’ signing bonus was significant, the Compensation Committee required that he forfeit a pro rata portion of the bonus if he is employed with us for less than three years.

In addition to Mr. Gingras’ $150,000 signing bonus, when Mr. Gingras began employment with us we agreed to pay him $20,000 at the end of 2007 if he remained employed by us through 2007.  Mr. Gingras received this bonus in January 2008.  The Compensation Committee determined that this bonus was appropriate given the experience that Mr. Gingras would bring to our team and our desire for him to begin work promptly to replace our then Chief Operating Officer, who we expected would be retiring from this position soon.  In June 2008 our Board of Directors approved a $50,000 discretionary cash bonus to Mr. Gingras.  Our Board of Directors paid this bonus in recognition of Mr. Gingras’ contributions in building and expanding our Stage 1 and Stage II facilities and integrating NutraCea and Irgovel, which we acquired in February 2008.  In July 2009, pursuant to Mr. Gingras’ new employment agreement, we agreed to pay Mr. Gingras a bonus equal to $100,000 with $50,000 payable on or before November 30, 2009 and the remaining $50,000 payable on or before March 31, 2010.  If Mr. Gingras’s voluntarily terminates his employment with us or is terminated for “cause” (as defined in the employment agreement), Mr. Gingras must return the full amount of this bonus.  Our Board of Directors and Compensation Committee granted this bonus to Mr. Gingras in order for Mr. Gingras to agree to extend his term of employment with us by two years.

Our Board of Directors approved two discretionary cash bonuses to Brad Edson in 2008.  We paid Mr. Edson a $280,000 bonus in May 2008 and a $70,000 bonus in November 2008.  Our Board of Directors determined that these bonuses were appropriate due to Mr. Edson’s success in completing capital stock financings for us in April and October 2008.  At the time of these financings, we required significant additional capital to expand our operations and to meet current capital requirements.

In January 2008, we paid a $10,000 discretionary cash bonus to Kody Newland.  This bonus was paid in connection with the amendment to Mr. Newland’s employment agreement with us to extend his term of employment by two years.  The decision to pay this bonus was made based upon negotiations between NutraCea and Mr. Newland regarding the amendment to his employment agreement.

Compensation under Individual Senior Management Incentive Compensation Plans

We entered into an employee incentive compensation plan with Brad Edson when Mr. Edson executed his employment agreement with us.  Under the plan, Mr. Edson is entitled to an annual incentive bonus based upon objective performance criteria of NutraCea during a fiscal year.  The annual bonus is equal to one percent of our gross sales over $25,000,000 in a year, but only if we report a positive EBITDA (earnings before interest, taxes, depreciation and amortization) for the year, disregarding the effect of non-cash charges.  The bonus amount is limited to a maximum of $750,000 in any calendar year.  Mr. Edson has not earned a bonus under the incentive compensation plan because we have not had gross sales of $25,000,000 in any year.  Given his low initial base salary, Mr. Edson required that we provide him with an incentive compensation plan as a condition to his accepting employment with us in December 2004.  Also, since low sales were a primary impediment to our success at the time, our board determined that paying compensation to Mr. Edson that was tied to our revenues would align NutraCea’s and Mr. Edson’s goals.  In January 2008, our Compensation Committee approved an amendment to Mr. Edson’s incentive compensation plan to remove the $750,000 annual cap on this bonus.  The Compensation Committee determined that since NutraCea and our shareholders would benefit from greater sales, Mr. Edson’s sales-based incentive compensation should provide marginal benefit to Mr. Edson, regardless of how large our sales grew.

Equity Compensation

Our Board of Directors’ historical practice has been to grant equity-based awards to attract, retain, motivate and reward our employees, particularly our named executive officers, and to encourage their ownership of an equity interest in us. Through July 15, 2009, such grants have consisted primarily of stock options, specifically non-qualified stock options, that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.  Prior to 2008, we granted awards of stock options to our executive officers only upon their appointment as executive officers, with our obligation to grant the options typically memorialized in the offer letter or employment agreement, or an addendum to an employment agreement, entered into with the applicable executive officer.  Each of our named executive officers other than Mr. Crow received stock option grants under these circumstances.

The terms of the initial stock options granted to our executives varied executive by executive. Mr. Edson’s initial stock option was fully vested when granted as required by Mr. Edson in order to begin employment with us.  Margie Adelman’s, our former Senior Vice President and Secretary, initial stock option grant vested as to 25% of the shares when she was hired and vested as to 25% of the shares on the one year anniversary of her hire date.  Our Board of Directors determined that the remainder of her shares should only vest if we achieved certain performance results.  Accordingly, the remaining 50% of the shares underlying her initial option grant would vest only if we achieve during her employment with us both (i) gross sales over $25,000,000 in a year and (ii) a positive EBITDA (earnings before interest, taxes, depreciation and amortization) for the year, disregarding the effect of non-cash charges.  We did not grant new stock options to Mr. Crow when he became our chief financial officer.  However, pursuant to the terms of the RiceX acquisition we assumed all outstanding RiceX stock options, including the stock options held by Mr. Crow.  The terms of the stock options initially granted to Messrs. Gingras and Newland were determined based upon negotiations with Mr. Gingras and Mr. Newland and were consistent with the stock options granted to and held by our other executive officers.

In January 2008, our Compensation Committee and directors approved the grant of new stock options to each of our executive officers (“2008 Options”).  Mr. Edson received an option to purchase 1,000,000 shares, Mr. Gingras received an option to purchase 350,000 shares and Mr. Crow, Mr. Newland and Ms. Adelman each received an option to purchase 100,000 shares.  Our Compensation Committee and Board of Directors determined the number of option shares underlying each executives options based upon the relative positions and responsibilities of the executives.  The current level of option holdings by the executives was not considered when these grants were made.  Each of the 2008 Options were performance based in order to incentivize the executives to achieve positive financial results and to align the interests of our executives with our shareholders.  One half of the underlying shares will vest only if our gross revenues exceeds 85% of targeted gross revenues in 2008 and 2009 and the other half of the underlying shares will vest only if our net income exceeds 85% of targeted net income for 2008 and 2009.  The performance targets were not achieved in 2008.  The performance requirement was waived for Mr. Crow as part of his severance agreement.  Additionally, we believe it is unlikely that the 2009 performance targets will be achieved.

In connection with our employment of Mr. Sanders as our Chief Financial Officer in April 2008, NutraCea granted to Mr. Sanders employee stock options to purchase 350,000 and 250,000 shares of common stock at a price per share equal to $0.10 over the closing market price on the date of the grant under our 2005 Equity Incentive Plan.  The option to purchase 350,000 shares of common stock would have begun to vest on January 23, 2009 and would have vested as to twenty-five percent (25%) of the shares on that date.  Following that date, the shares would have vested as to eight and one-third percent (8 1/3%) of the shares on each successive three month anniversary from the vesting start date.  Subject to the performance criteria determined by the Board of Directors prior to the grant, the option to purchase 250,000 shares which would have begin to vest as to twenty-five percent (25%) of the shares on April 23, 2009, and thereafter thirty-seven and one-half percent (37.5%) of the shares shall vest and become exercisable on each successive one year anniversary from the vesting start date.  In determining the size and vesting provisions of these options, our Board of Directors and Compensation Committee considered the terms of the options grants made to our other executive officers.

In connection with our employment of Ms. Hernandez-Longan as our Chief Financial Officer in 2008, our Compensation Committee and Board of Directors approved the grant of two stock options to Ms. Hernandez-Longan under our 2005 Equity Incentive Plan.  The first stock option was exercisable for 350,000 shares and vests as to 25% of the shares on July 8, 2009 and vests as to 1/12th of the shares every three months thereafter, so long as she continues to be employed by us on each vesting date.  The second stock option is exercisable for 250,000 shares and, so long as Ms. Hernandez-Longan remained employed by us on each vesting date, vests as to 25% of the shares on October 8, 2009 if we achieve income and revenue targets for 2008, 37.5% of the shares on October 8, 2010 if we achieve income and revenue targets for 2009 and 37.5% of the shares on October 8, 2011 if we achieve income and revenue targets for 2010.  Our Compensation Committee determined the size of these stock option grants by considering the size of the stock options held by our other executive officers and the requirements of Ms. Hernandez-Longan.  Also, our Compensation Committee required that one of the stock option grants be performance based to both incentivize Ms. Hernandez-Longan to achieve near and long-term financial results and to provide her with a similar mix of performance and non-performance based stock options as the had been granted to the other executive officers.

In June 2008, we granted to Mr. Gingras 50,000 shares of restricted stock that vests evenly throughout the remaining term of his employment contract.  Our Board of Directors granted this stock to Mr. Gingras in recognition of Mr. Gingras’ contributions in building and expanding our Stage 1 and Stage II facilities and integrating NutraCea and Irgovel.  In July 2009, in connection with Mr. Gingras entering into an employment agreement extending the term of Mr. Gingras’ prior employment agreement to June 30, 2012 as well as setting forth revised terms and conditions to Mr. Gingras employment, NutraCea granted to Mr. Gingras an employee stock option to purchase 1,500,000 shares of common stock at a price per share equal to $0.22.  The option vested as to 375,000 shares on July 28, 2009.  Following that date, 93,750 shares shall vest on the last business day of each calendar quarter during the term of the employment agreement.  In connection with the above option grant, Mr. Gingras agreed to cancel options to purchase an aggregate of 500,000 shares that were previously granted to Mr. Gingras.

We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates. Authority to make equity-based awards to executive officers rests with our Compensation Committee, which considers the recommendations of our Chief Executive Officer. If we become listed on a national securities exchange like NASDAQ in the future, we will be subject to NASDAQ listing standards that, in general, require shareholder approval of equity-based plans.

Each of our executive officers is eligible to receive grants of stock options, stock bonuses and restricted stock under our 2005 Equity Incentive Plan, or the 2005 Plan.

Severance and Change of Control Payments

Our Board of Directors and Compensation Committee approved severance arrangements in each of the employment agreements of our named executive officers and accelerated vesting provisions upon our change in control in the 2008 Options.  We believe that companies should provide reasonable severance benefits to key employees, recognizing that it may be difficult for them to find comparable employment within a short period of time.  We further want our named executive officers to be free to think creatively and promote our best interests without worrying about the impact of those decisions on their employment.  Accordingly, we implement severance and change of control arrangements in our executives’ compensation package to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of our shareholders without undue concern about whether the transaction may jeopardize their employment or the continued vesting of their stock options.  For a description of the termination and change in control arrangements that we have made with our executive officers, see “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

We also have entered into resignation-related severance and consulting agreements with Mr. Edson, Mr. Crow and Ms. Adelman in connection with their resignations in 2008 and 2009, each of which are discussed in more detail below. Mr. Crow’s consulting agreement was suspended in March 2009 and Ms. Adelman’s consulting agreement was terminated in September 2009.

On March 9, 2009, we entered into an employment severance agreement with Mr. Edson in connection with his resignation as our Chief Executive Officer and member of our Board of Directors.  The agreement provides for, among other things, a cash severance payment equal to six months of Mr. Edson’s base salary, reimbursement of $20,000 of legal fees incurred by Mr. Edson in connection with his resignation, the continuance of medical and dental coverage through April 30, 2009 and reimbursement of COBRA payments to continue his and his dependent’s medical and dental coverage through October 31, 2010.  We also entered into a consulting agreement with Mr. Edson upon his resignation under which we agreed to pay Mr. Edson $15,000 a month for two months.  Mr. Edson negotiated this agreement with the assistance of his own independent outside counsel.  The Compensation Committee believed that this separation package was fair, reasonable and appropriate given our desire to obtain as part of this agreement full resolution of the termination of Mr. Edson’s employment with us.

In connection with Mr. Crow’s resignation as our Chief Financial Officer in November 2008, we entered into an employment severance agreement with him.  Under this agreement, we paid him a $220,000 cash severance payment and agreed to provide Mr. Crow with continued medical and dental benefit coverage through March 31, 2009 and to reimburse his COBRA payments through September 30, 2010.  In addition we extended by three years the expiration dates for two stock options to purchase a total of 84,478 shares of our common stock, waived the performance vesting conditions of a stock option to purchase 100,000 shares of our common stock that were granted to Mr. Crow in January 2008 and waived the 90 day expiration after termination of employment conditions of stock options to purchase 806,389 shares of our common stock.

We also entered into an independent contractor agreement with Crow & Associates, LLC upon Mr. Crow’s resignation.  Crow & Associates, LLC is owned by Mr. Crow.  The term of the agreement is 18 months and provides for our payment of $15,000 per month for the first 12 months of the term and $7,500 per month for the remaining six months of the term.  If Mr. Crow exercises stock options for more than 110,000 shares of our common stock during the term, the independent contractor agreement will terminate upon the exercise date.  In addition, the agreement will terminate upon a “change of control” or upon Mr. Crow’s death or permanent disability, in which case, we are required to pay to Crow & Associates, LLC the remaining amounts owed under the agreement in a lump sum.  Our Compensation Committee believed that these consulting fees were fair and reasonable considering Mr. Crow’s severance benefits under his employment agreement and our need, based upon Mr. Crow’s institutional knowledge and expertise, to continue to consult with Mr. Crow following his resignation.  In March 2009, we suspended the independent contractor agreement pending the results of the SEC formal investigation and the securities class action lawsuit mentioned in the beginning of this report under Significant Events - Securities Class Action, Shareholder Derivative Litigation, and SEC Investigation.

On November 11, 2008, we entered into a severance and release agreement with Ms. Adelman and terminated Ms. Adelman’s employment with us.  Under this agreement, we paid Ms. Adelman $20,000 for moving expenses and terminated all of her stock options that were not fully vested.  We also entered into a one year consulting agreement with Ms. Adelman that provides for our payment to her of $15,827.73 each month.  Our Compensation Committee believed that these consulting fees were fair and reasonable given our desire to resolve the termination of Ms. Adelman’s employment with us while allowing us to receive ongoing services from Ms. Adelman. This consulting agreement was terminated by NutraCea in September 2009.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance and our 401(k) plan, in each case on the same basis as other employees. We provide a three percent contribution and a discretionary year end matching contribution under our 401(k) plan, but we do not offer additional retirement benefits.

Perquisites

Each of our executive officers receives similar perquisites. Under the terms of the employment agreements with our executive officers, we are obligated to reimburse each executive officer for all reasonable travel, entertainment and other expenses incurred by the officer in connection with the performance of his duties and obligations under the agreement. When necessary and appropriate, upon the hire of new executives, we may pay additional amounts in reimbursement of relocations costs.  The most significant ongoing perquisite that our executive officers receive is an automobile allowance.

Tax and Accounting Considerations

Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123R.  Under SFAS No. 123R, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award.  Compensation expense relating to the expense of stock options and stock bonuses under FAS 123(R) are one of the many factors considered in the determination of stock option and stock bonus awards.

We currently intend that all cash compensation paid to our executive officers will be tax deductible for us. However, with respect to equity-based awards, while any gain recognized by our executive officers and other employees from non-qualified stock options generally should be deductible, subject to limitations imposed under Section 162(m) of the Internal Revenue Code, to the extent that in the future we grant incentive stock options, any gain recognized by the optionee related to such options will not be deductible by us if there is no disqualifying disposition by the optionee.

We may not be able to deduct a portion of the equity compensation earned by our executive officers.  Section 162(m) of the Internal Revenue Code generally prohibits us from deducting the compensation of an executive officer that exceeds $1,000,000 in a year unless that compensation is based on the satisfaction of objective performance goals.  None of the stock options held by our executive officers qualify as performance based compensation under Section 162(m).  Accordingly, if any of our executive officers recognizes income in excess of $1,000,000, including amounts includible in income from the exercise of stock options currently outstanding, this excess will not be tax deductible by us.

Under certain circumstances, an accelerated vesting or the cash out of stock options or the payment of severance awards in connection with a change of control might be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code. To the extent payments are considered to be “excess parachute payments,” the executive receiving the benefit may be subject to an excise tax and we may be denied a tax deduction. We do not consider the potential impact of Section 280G when designing our compensation programs.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2008 fiscal year were David Bensol (Chairman), James Lintzenich,  Kenneth L. Shropshire and Steven W. Saunders. All members of the Compensation Committee during 2008 were independent directors, and none of them were our employees or former employees. During 2008, none of our executive officers served on the Compensation Committee (or equivalent), or the Board of Directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.  In 2009 the Compensation Committee consists of David Bensol, James Lintzenich, Kenneth L. Shropshire and Steven W. Saunders.  In March 2009 Mr. Lintzenich was appointed our Interim Chief Executive Officer.  While serving in such position or as our Interim Principal Financial Officer, Mr. Lintzenich will not be an independent director.  Upon his appointment as Interim Chief Executive Officer, he ceased serving as chairman of the Compensation Committee.  Mr. Lintzenich will not participate with the other members of the Compensation Committee in any matters relating to his compensation or where he has a conflict of interest.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2008 and its proxy statement relating to our 2009 annual meeting of shareholders.

Respectfully Submitted by the Compensation Committee
David Bensol
James C. Lintzenich
Kenneth L. Shropshire
Steven W. Saunders

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2008, 2007 and 2006 by:

—	each person who served as our Chief Executive Officer in 2008;
—	each person who served as our Chief Financial Officer in 2008;
—
our three most highly compensated executive officers, other than our Chief Executive Officer and our Chief Financial Officer, who were serving as executive officers at the end of 2008 and, at that time, were our only other executive officers; and

—	each other person that served as an executive officer in 2008.

We refer to these officers collectively as our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)(4)(5)(6)	Total ($)
Olga Hernandez-Longan, former Chief Financial Officer(7)	2008	$51,413	$-	$-	$5,356	$41,708	$98,477

Leo G. Gingras, Chief Operating Officer	2008	228,462	70,000	7,026	146,004	22,832	474,324
	2007	177,479	152,538	-	438,550	13,051	781,618

Kody Newland, Senior Vice President of Sales	2008	166,929	10,000	-	48,024	20,093	245,046
	2007	152,412	1,793	-	182,488	18,648	355,341
	2006	121,754		-	250,228	14,544	386,526

Bradley Edson, former President and Chief Executive Officer(8)	2008	287,004	350,000	-	-	25,005	662,009
	2007	255,769	3,173	-	-	24,909	283,851
	2006	159,723		-	-	22,307	182,030

Todd C. Crow, former Chief Financial Officer(9)	2008	205,465	-	-	290,663	289,659	785,787
	2007	159,362	1,863	-	-	26,584	187,809
	2006	153,427	-	-	-	19,062	172,489

Jeff Sanders, former Chief Financial Officer(10)	2008	55,353	-	-	-	3,935	59,288

Margie Adelman, former Senior Vice President(11)	2008	177,420	-	-	-	56,084	233,504
	2007	157,901	1,830	-	-	22,352	182,083
	2006	154,504		-	-	16,324	170,828

Total	2008	$1,172,046	$430,000	$7,026	$490,047	$459,316	$2,558,435
____________

1)
Includes the following consulting fees paid to certain of the named executive officers in 2008:  $15,923 to Ms. Hernandez-Longan; $40,385 to Crow and Associates, LLC an entity owned by Mr. Crow; and $26,003 to Ms. Adelman.

2)
Stock awards reported are amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R, disregarding estimated forfeitures.  The assumptions used to calculate the value of stock awards are set forth in the notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for 2008.

3)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R, disregarding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth in the notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for 2008.  Mr. Sanders and Ms. Adelman received options to purchase our common stock in 2008, but these options terminated before vesting when these individuals ceased being executive officers in 2008. On July 18, 2008, as part of Mr. Crow’s severance arrangement, we extended the exercise period on options to purchase a total of 84,478 shares of common stock that were scheduled to expire on October 4, 2008.  Additionally, we waived for Mr. Crow all performance requirements for the option to purchase 100,000 shares of common stock that we issued to him on January 8, 2008, which options became fully vested upon his termination, and waived the requirement that stock options terminate 90 days after employment termination for stock options to purchase 806,389 shares of our common stock.

4)	All other compensation consists of the following amounts for 2006:

2006	Mr. Edson:	Mr. Crow:	Mr. Newland:	Ms. Adelman:
Automobile allowance	$7,200	$9,600	$7,200	$7,200
Life Insurance & Long-term Disability premium payments	381	400	318	381
Payment for unused personal time	8,294	3,362	3,606	2,522
401(k) matching contribution	6,432	4,700	3,421	6,221
Auto insurance payments		1,000

Total	$22,307	$19,062	$14,545	$16,324

5)	All other compensation consists of the following amounts for 2007:

2007	Mr. Edson:	Mr. Crow:	Mr. Gingras:	Mr. Newland:	Ms. Adelman:
Automobile allowance	$7,200	$9,600	$6,300	$7,200	$7,200
Life Insurance & Long-term Disability premium payments	381	381	381	318	381
Payment for unused personal time	3,222	3,105	3,966	2,988	3,813
401(k) matching contribution	14,106	12,646	2,404	8,142	10,958
Auto insurance payments		852

Total	$24,909	$26,584	$13,051	$18,648	$22,352

6)	All other compensation consists of the following amounts for 2008:

2008	Mr. Edson:	Ms. Hernandez-Longan:	Mr. Sanders:	Mr. Crow:	Mr. Gingras:	Mr. Newland:	Ms. Adelman:
Automobile allowance	$10,200	$1,600	$2,550	$-	$9,350	$9,350	$8,500
Life Insurance & Long-term Disability premium payments	1,294	108	216	1,053	1,294	1,149	1,042
Payment for unused personal time	6,611	-	1,169	10,170	5,288	3,889	20,274
401(k) safe harbor contribution	6,900	-	-	6,900	6,900	5,705	5,406
Personnel Apartment				11,750
Relocation cash payment		40,000					20,000
Buy-out of automobile lease				38,384
Auto insurance payments				434
Severance medical and dental benefits paid				968			862
Cash Severance payment				220,000

Total	$25,005	$41,708	$3,935	$289,659	$22,832	$20,093	$56,084

7)
Ms. Hernandez-Longan served as a consultant from October 8, 2008 to November 6, 2008 when she was appointed as our Chief Financial Officer.  Effective July 31, 2009, Ms. Hernandez-Longan resigned as our Chief Financial Officer.

8)	Effective March 9, 2009, Mr. Edson resigned as our President and Chief Executive Officer and as a member of our Board of Directors.

9)
In 2008, Mr. Crow served as our Chief Financial Officer from January 1, 2008 to May 13, 2008 and as our interim Chief Financial Officer from July 21, 2008 to November 6, 2008.  He also served as a consultant to NutraCea from May 13, 2008 to July 21, 2008 and from November 6, 2008 through the end of 2008.

10)
Mr. Sanders served as our Chief Financial Officer from May 13, 2008 until his resignation on July 21, 2008.  He served as a special assistant to our Chief Executive Officer from April 23, 2008 to May 13, 2008.

2008 Grants of Plan-Based Awards

Set forth in the table below is information regarding stock and stock option award granted to our named executive officer in 2008.  These stock and stock option grants represent all of the grants of awards to our named executive officers under any plan during or with respect to 2008.

			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards	Threshold	Target	Maximum	All Other Stock Awards: # of Shares of Stock	All Other Option Awards: # of Shares Underlying Options (1)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
Olga Hernandez-Longan	10/8/2008		250,000	250,000	250,000	-	-	$0.70	$25,818
	10/8/2008		-	-	-	-	350,000	0.70	64,276
Leo Gingras	1/8/2008		350,000	350,000	350,000	-	-	1.49	260,229
	6/26/2008		-	-	-	50,000	-	n/a	7,026
Kody Newland	1/8/2008		100,000	100,000	100,000	-	-	1.49	74,351
Bradley D. Edson	1/8/2008		1,000,000	1,000,000	1,000,000	-	-	1.49	743,510
		(3)	-	-	-	-	-	-	-
Todd Crow (4)	1/8/2008		100,000	100,000	100,000	-	-	1.49	74,351
	10/4/2008		-	-	-	-	38,399	0.30	10,143
	10/4/2008		-	-	-	-	46,079	0.30	12,171
	11/4/2008		-	-	-	-	38,399	0.30	9,238
	11/6/2008		-	-	-	-	691,191	0.30	166,284
	11/4/2008		-	-	-	-	76,799	0.30	18,476
Jeff Sanders (5)	4/23/2008		250,000	250,000	250,000	-	-	1.14	-
	4/23/2008		-	-	-	-	350,000	1.14	-
Margie Adelman (5)	1/8/2008		100,000	100,000	100,000	-	-	1.49	-
____________
1)	The vesting terms of the stock options are outlined in the table below entitled “Outstanding Equity Awards at 2008 Fiscal Year-End.”

2)
Reflects the grant date estimated fair value of the stock grants and stock options as calculated in accordance with SFAS 123R. For additional information on the valuation assumptions used in the calculation of these amounts, refer to the notes contained in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for 2008.

3)
Under Mr. Edson’s employment agreement he was entitled to receive a cash incentive bonus equal to one percent of our gross sales over $25,000,000 in a year, but only if we report positive EBITDA (earnings before interest, taxes, depreciation and amortization) for the year.  There were no thresholds, maximums or targets with respect to this compensation.  Mr. Edson did not receive any compensation under this arrangement in 2008, and the arrangement terminated when Mr. Edson resigned on March 9, 2009.  See below under “Employment Agreements and Arrangements – Resignation Related Agreements with Former Executive Officers”.

4)
On July 23, 2008, we extended the expiration dates from October 4, 2008 to October 4, 2011 for two options held by Mr. Crow to purchase 38,399 and 46,079 shares of our common stock, resulting in the deemed cancellation of the old options and grant of replacement options. On the date of the deemed cancellation and re-grant, the closing market price of our common stock was $0.44.  For the three options held by Mr. Crow to purchase 38,399, 691,191 and 76,799 shares of our common stock, the option expiration dates were extended in connection with his retirement.

5)	The stock options granted to Ms. Adelman and Mr. Sanders expired when they ceased to be executive officers and did not vest.

Outstanding Equity Awards as Of December 31, 2008

The following table provides information as of December 31, 2008 regarding equity awards held by each of our named executive officers.

	Option Awards					Stock Awards
			Equity Incentive Plan					Equity Incentive Plan Awards:
	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Un-exercisable)	Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Olga Hernandez-Longan (1)	-	-	250,000	$0.70	10/8/2013	-	$-	-	$-
	-	350,000	-	0.70	10/8/2013	-	-	-	-
Leo G. Gingras (2) (3)	159,712	90,288	-	2.63	2/8/2017	-	-	-	-
	-	-	175,000	1.49	1/8/2013	-	-	-	-
	-	-	-	-	-	34,615	13,846	-	-
Kody Newland (2)	-	-	50,000	1.49	1/8/2013	-	-	-	-
	500,000	-	-	1.00	2/27/2016	-	-	-	-
Bradley D. Edson (2)	-	-	500,000	1.49	1/8/2013	-	-	-	-
	6,000,000	-	-	0.30	12/15/2014	-	-	-	-
Todd C. Crow (4)	46,079	-	-	0.30	11/6/2011	-	-	-	-
	38,399	-	-	0.30	1/29/2012	-	-	-	-
	691,191	-	-	0.30	11/6/2011	-	-	-	-
	153,597	-	-	0.30	11/6/2011	-	-	-	-
	95,998	-	-	0.30	11/6/2011	-	-	-	-
	100,000	-	-	1.49	1/8/2013	-	-	-	-
	537,678	-	-	0.30	3/31/2015	-	-	-	-
Jeff Sanders	-	-	-	N/A	N/A	-	-	-	-
Margie Adelman	1,000,000	-	-	0.30	1/23/2015	-	-	-	-
____________

1)
For the first option listed for Ms. Hernandez-Longan, 25% of the shares subject to the option were to vest on October 8, 2009 and 37.5% of the shares subject to the option were to vest on October 8, 2010 and October 8, 2011, subject to our achievement in each case of certain performance targets.  For the second option listed for Ms. Hernandez-Longan, 25% of the shares subject to the option were to vest on July 8, 2009 and 8.3% of the shares subject to the option were to vest on each successive three month period thereafter.

2)
The options expiring on January 8, 2013 will vest as follows: (1) 25% of the option shares vest on December 31, 2008 so long as we achieve for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) 25% of the option shares vest on December 31, 2009 so long as we achieve for 2009 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2009, (3) 25% of the option shares vest on December 31, 2008 so long as we achieve for 2008 net income that equals or exceeds 85% of net income budgeted for 2008, and (4) 25% of the option shares vest on December 31, 2009 so long as we achieve for 2009 net income that equals or exceeds 85% of net income budgeted for 2009. As the performance criteria were not satisfied for the stock options listed above that expire on January 8, 2013, the number of unearned shares for these options in the table represents one half of the number of option shares originally underlying the stock options.

3)
For the option expiring on February 8, 2017, 2.8% of the shares subject to the option vest monthly over three years.  For the 50,000 share stock award, approximately 2,564 shares vest each month for 20 months.

4)
For a description of the amendments made to Mr. Crow’s stock options in connection with his resignation as our Chief Financial Officer, see “Resignation Related Agreements with Former Executive Officers” below.

2008 Option Exercises and Stock Vested

In 2008, none of our named executive officers exercised any stock options or similar awards we granted to them. The following table presents certain information regarding stock awards held by our named executive officers that vested during 2008.

	Stock Awards
Name of Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leo Gingras	15,384.60	7,025.64

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Executive Employment Agreements

The following is a brief description of the employment agreements NutraCea entered into with each of the named executive officers and current executive officers.  The resignation related agreements we entered into with each of Mr. Edson, Mr. Crow and Ms. Adelman are described below.

W. John Short, our Chief Executive Officer

On July 6, 2009 we entered into an employment agreement with W. John Short, our President and Chief Executive Officer.  The term of the employment agreement extends through June 30, 2012, and the term extended automatically for successive one-year terms unless either NutraCea or Mr. Short notifies the other in writing at least 180 days prior to the expiration of the then-effective term of its intention not to renew the employment agreement.  Mr. Short’s annual salary is $300,000, which salary shall increase to $350,000 per year on June 30, 2010.  Mr. Short is entitled to a one-time cash bonus of $150,000 and reimbursement for moving expenses for the relocation of his primary residence to Phoenix, Arizona.  Mr. Short may be eligible to earn an annual bonus each year up to 75% of his annual salary and a discretionary bonus each year up to 100% of his annual salary, with the actual amount and requirements of these bonuses to be determined by our Board of Directors or Compensation Committee.  In addition, Mr. Short may earn an initial bonus of $100,000 if NutraCea raises $7,000,000 on or before December 31, 2009.

If the employment of Mr. Short is terminated by NutraCea without “cause” (as defined in the employment agreement) or is terminated by Mr. Short with “good reason” (as defined in the employment agreement), then Mr. Short will be entitled to receive an amount equal to the monthly base salary multiplied by the number of months remaining on the term of the employment agreement plus any bonuses earned.

In connection with Mr. Short becoming an employee of NutraCea, NutraCea granted to Mr. Short employee stock options to purchase 1,200,000, 2,400,000 and 1,400,000 shares of common stock at a price per share equal to $0.20.  The stock option to purchase 1,200,000 shares of common stock shall vest as to 400,000 shares on August 15, 2009.  Following that date, 66,666 2/3 shares subject to that stock option will vest on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 2,400,000 shares shall vest as to 800,000 shares on August 15, 2009.  Following that date, 133,333 1/3 shares will vest on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 1,400,000 shares shall vest on July 1, 2012.

James C. Lintzenich, our Interim Principal Financial Officer and Principal Accounting Officer

Mr. Lintzenich was paid a salary of $15,000 per month to serve as our Interim Chief Executive Officer, and this salary was not changed when he became our Interim Principal Financial Officer and Interim Principal Accounting Officer. After Mr. Lintzenich resigned as our Interim Chief Executive Officer in October 2009, his salary remained the same to serve as our Interim Principal Financial Officer and Interim Principal Accounting Officer.  There are no other material terms to Mr. Lintzenich’s employment relationship with NutraCea.

Leo Gingras, our Chief Operating Officer

On February 8, 2007, we entered into an employment agreement with Leo Gingras, our Chief Operating Officer.  Mr. Gingras served as special assistant to our former Chief Operating Officer until he became our Chief Operating Officer on April 11, 2007.  Pursuant to the employment agreement, we agreed to pay Mr. Gingras an annual salary of $220,000.  In addition, we paid to Mr. Gingras a sign-on bonus of $150,000.  If Mr. Gingras voluntarily resigns before March 15, 2010, Mr. Gingras will be required to repay to NutraCea a proportionate amount of this sign-on bonus based upon the time he is employed by us between March 15, 2007 and March 15, 2010.  The employment agreement further requires that NutraCea pay to Mr. Gingras a bonus of $20,000 for 2007 and a $600 per month car allowance.  In connection with him becoming one of our employees, Mr. Gingras was issued an option to purchase 250,000 shares of NutraCea’s common stock at an exercise price of $2.63 per share.

On January 8, 2008, Mr. Gingras’ employment agreement was amended to provide an employment term that ends on February 8, 2010, to increase the monthly car allowance to $850 and to provide for an annual cost of living adjustment for his base salary.  Concurrently with the execution of this amendment, we granted to Mr. Gingras an option to purchase 350,000 shares of our common stock at an exercise price per share of $1.49.

On July 28, 2009, we entered into a new employment agreement with Mr. Gingras to serve as our Chief Operating Officer.  The term of his employment is from July 23, 2009 to June 30, 2012. Pursuant to this employment agreement we agreed to pay Mr. Gingras a base salary at a rate of $250,000 per year from July 28, 2009 to December 31, 2009, which base salary shall increase to $250,000 per year in 2010.  In addition, we agreed to pay Mr. Gingras a $100,000 bonus, $50,000 of which is payable on or before November 30, 2009 and $50,000 of which is payable on or before March 31, 2010.  If Mr. Gingras terminates his employment voluntarily or NutraCea terminates Mr. Gingras for cause before June 30, 2011, he is required to return to NutraCea the entire bonus.  The employment agreement further provides that Mr. Gingras is entitled to discretionary bonuses.  In connection with his execution of this employment agreement, his options to purchase 250,000 and 350,000 shares of our common stock were cancelled and we issued to Mr. Gingras an option to purchase 1,500,000 shares of our common stock at a per share exercise price of $0.22.

For a description of the termination and change in control provisions of Mr. Gingras' employment agreement, see “Potential Payments Upon Termination or Change in Control.”

Kody Newland

On February 27, 2006, NutraCea entered into a two year employment agreement with Kody Newland, NutraCea’s Senior Vice President of Sales, pursuant to which NutraCea is to pay Mr. Newland a base salary of $150,000 per year which will be reviewed annually and adjusted to compensate for cost of living.  The term of agreement may be extended by mutual agreement of the parties on a month to month basis.  The agreement provided that Mr. Newland is eligible for future incentive bonuses based solely on the discretion of NutraCea’s Chief Executive Officer or President and the approval of NutraCea’s Compensation Committee.  In addition, the agreement included a car allowance of $600 per month.  In connection with Mr. Newland’s employment with us, we issued to him an option to purchase 500,000 shares of NutraCea’s common stock at an exercise price per share of $1.00.

On January 8, 2008, we amended Mr. Newland’s employment agreement to extend the initial term to February 27, 2010 and to increase the monthly car allowance to $850.  In connection with this amendment, we granted to Mr. Newland an option to purchase 100,000 shares of our common stock at an exercise price per share of $1.49.

For a description of the termination and change in control provisions of Mr. Newland's employment agreement, see “Potential Payments Upon Termination or Change in Control.”

Brad Edson, our former President and Chief Executive Officer

On December 17, 2004, we entered into an employment agreement with our former President and Chief Executive Officer, Bradley D. Edson, pursuant to which we agreed to pay Mr. Edson a base salary of $50,000 in year one; a base salary of $150,000 in year two; a base salary of $250,000 in year three; and a base salary that increases by 10% a year for each year thereafter.  The initial term of this agreement was three years and automatically extends for up to two additional one year terms unless either NutraCea or Mr. Edson gives written notice to terminate this agreement at least 180 days before the end of the preceding term.  This agreement provided that Mr. Edson was entitled to an annual incentive bonus based upon performance (“Edson Incentive Bonus”) and to be provided a car allowance of $600 per month.  The incentive bonus was payable annually within 10 days of the completion of our annual independent audit.  The bonus was one percent of our “Gross Sales over $25,000,000,” but only if we report a positive EBITDA for the period.  The bonus amount was limited to a maximum of $750,000 in any calendar year.  In addition, Mr. Edson was issued a warrant to purchase 6,000,000 shares of our common stock at an exercise price of $0.30 per share in connection with his initial employment with us.  The warrant is immediately exercisable as to all underlying shares and expires ten years from the date of issuance.

On January 8, 2008, we amended the employment agreement to remove the $750,000 cap on the Edson Incentive Bonus and extended the initial term of the agreement to December 31, 2010.  In connection with this amendment, we granted to Mr. Edson an option to purchase 1,000,000 shares of our common stock at an exercise price per share of $1.49.

For a description of the termination and change in control provisions of Mr. Edson’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

As described in more detail below, in connection with Mr. Edson’s resignation as our President and Chief Executive Officer, and as a member of our Board of Directors, we entered into an employment severance agreement and a consulting agreement with Mr. Edson that supersedes the terms of his employment agreement with NutraCea.

Jeffrey W. Sanders, former Chief Financial Officer

On April 23, 2008, we entered into an employment agreement with Jeffrey W. Sanders as our Chief Financial Officer.  Under his employment agreement, Mr. Sanders received an annual base salary of $220,000.  In addition, Mr. Sanders was entitled to reimbursement for moving expenses up to $30,000 for the relocation of Mr. Sanders’ primary residence to Phoenix, Arizona.  Mr. Sanders may have been eligible to earn an annual bonus each year up to the amount of his annual salary, with the actual amount and requirements of this bonus to be determined by NutraCea’s Board of Directors or Compensation Committee.

Mr. Sanders resigned as our Chief Financial Officer effective as of July 21, 2008.

Olga Hernandez-Longan, former Chief Financial Officer

On November 6, 2008, we entered into an employment agreement with Olga Hernandez-Longan, as our Chief Financial Officer.  Ms. Hernandez-Longan served as a financial management and compliance consultant for us from October 8, 2008 until she became our Chief Financial Officer on November 6, 2008.  Under her employment agreement, Ms. Hernandez-Longan received an annual base salary of $230,000, which salary would be reviewed annually and be adjusted for cost of living increases.  In addition, the agreement included a car allowance of $800 per month and provides that Ms. Hernandez-Longan will be reimbursed for up to $40,000 for moving expenses.  The term of her employment agreement was three years, which term would automatically be extended for additional one year terms unless either NutraCea or Ms. Hernandez-Longan gave written notice to terminate the agreement at least 90 days before the end of the preceding term.  In connection with her employment with us, Ms. Hernandez-Longan was granted options to purchase 350,000 and 250,000 shares of our common stock, each with a per share exercise price of $0.70.  On July 9, 2009, Ms. Hernandez-Longan resigned as Chief Financial Officer of NutraCea effective as of July 31, 2009.

For a description of the termination and change in control provisions of Ms. Longan’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

Todd C. Crow, former Chief Financial Officer

In September 2005, we entered into an amendment to the employment agreement with Todd C. Crow, pursuant to which we assumed the employment agreement between Mr. Crow and RiceX.  The employment agreement, as amended, provides that Mr. Crow will serve as Chief Financial Officer of NutraCea and RiceX.  Mr. Crow’s employment agreement, as amended, provides that Mr. Crow will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living.  The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term.  The agreement terminated on October 4, 2008.

As described in more detail below, in connection with Mr. Crow’s resignation as our Chief Financial Officer, we entered into an employment severance agreement and a consulting agreement with Mr. Crow that supersedes the terms of his employment agreement with NutraCea.

Margie D. Adelman, former Senior Vice President and Secretary

On January 25, 2005, we entered into a three year employment agreement with Margie D. Adelman, our Senior Vice President and Secretary, pursuant to which we agreed to pay Ms. Adelman a base salary of $150,000 per year. The agreement also provides that Ms. Adelman is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of our Chief Executive Officer or President and the approval of our Compensation Committee. Ms. Adelman was issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.30 per share, 500,000 shares of which vested upon signing and 500,000 shares of which vested on January 25, 2006. In addition, Ms Adelman was issued a warrant to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 that will vest if we achieve both annual gross sales over $25,000,000 and report a positive annual EBITDA, excluding the effect of noncash charges, during Ms. Adelman’s employment with NutraCea. All warrants expire ten years from the date of issuance. On February 26, 2006, the agreement was modified to include a car allowance of $600 per month and a cost of living increase to her base salary for the balance of the term of her agreement.

As described in more detail below, in connection with Mr. Adelman’s resignation as an employee of NutraCea, we entered into an employment severance agreement and a consulting agreement with Ms. Adelman that supersedes the terms of her employment agreement with NutraCea.

Resignation Related Agreements with Former Executive Officers

Bradley Edson

On March 9, 2009, we entered into an employment severance agreement with Mr. Edson that provides for a cash severance payment equal to six months of Mr. Edson’s base salary, or $156,000.  One half of the severance payment was paid when Mr. Edson resigned as our President and Chief Executive Officer and one half of the cash severance payment was payable in three equal monthly payments, beginning on April 1, 2009.  We also agreed to pay for the continuance of Mr. Edson’s medical and health coverage through April 30, 2009 and thereafter, to reimburse Mr. Edson for his COBRA payments to continue medical and health coverage for himself and his dependents for six months through October 31, 2009.  We estimate that our payment and reimbursement obligations with respect to Mr. Edson’s post-employment medical and health coverage to be approximately $10,500.  Under the employment severance agreement, the indemnification provisions of Mr. Edson’s employment agreement remain in effect and we reimbursed Mr. Edson for $20,000 of legal fees incurred by Mr. Edson in connection with the negotiation of the employment severance agreement.  We also entered into a consulting agreement with Mr. Edson upon his resignation.  Under this consulting agreement, Mr. Edson agreed to provide us with consulting services for two months at a fee of $15,000 a month, for total payments of $30,000.

Todd Crow

In connection with Mr. Crow’s resignation as our Chief Financial Officer in November 2008, we entered into an Employment Severance Agreement with Mr. Crow.  Under the Employment Severance Agreement, we made a cash severance payment to Mr. Crow of $220,000 upon his resignation, provided Mr. Crow with continued medical and dental benefit coverage through March 31, 2009 and agreed to reimburse his COBRA payments through September 30 2010.  We estimate that our payment and reimbursement obligations with respect to Mr. Crow’s post-employment medical and dental coverage to be approximately $19,745.  In addition, we made the following amendments to Mr. Crow’s stock options:  (i) options to purchase a total of 1,562,942 shares of our common stock were amended to provide that they would remain exercisable for one year after the date of Mr. Crow’s death or disability, (ii) the expiration dates for two options to purchase a total of 84,478 shares of our common stock were extended by three years and (iii) the performance vesting requirements for the option to purchase 100,000 shares of our common stock that was granted to Mr. Crow on January 8, 2008 were waived and the option became fully vested upon his termination.

We also entered into an independent contractor agreement with Crow & Associates, LLC upon Mr. Crow’s resignation. Crow & Associates, LLC is owned by Mr. Crow.  Under the independent contractor agreement, Crow & Associates provided us with advice regarding accounting practices and systems and filing reports with the Securities and Exchange Commission.  The term of the agreement was 18 months and provided for our payment of $15,000 per month for the first 12 months of the term and $7,500 per month for the remaining six months of the term, or $225,000 in total payments over the term. In 2008 we paid Crow and Associates, LLC $40,385 for consulting services. In March 2009, we suspended the independent contractor agreement between NutraCea and Crow and Associates pending the results of the SEC formal investigation and the securities class action lawsuit mentioned in the beginning of this report under Significant Events - Securities Class Action, Shareholder Derivative Litigation, and SEC Investigation.

Margie Adelman

On November 11, 2008, we entered into a severance and release agreement with Ms. Adelman and terminated Ms. Adelman’s employment with us.  Under this agreement, we paid Ms. Adelman $20,000 for moving expenses and terminated all of her stock options that were not fully vested.  We also entered into a one year consulting Agreement with Ms. Adelman that provides for our payment to her of $15,827.73 each month, or a total of $189,932 over the term, in exchange for her consultation regarding business development and public relations.  We terminated the consulting agreement with Ms. Adelman in September 2009.

Jeffrey Sanders

Mr. Sanders resigned as our Chief Financial Officer effective as of July 21, 2008.   In connection with his resignation, his stock option terminated and he did not receive a severance payment.

Olga Hernandez-Longan

Ms. Hernandez-Longan resigned as our Chief Financial Officer effective as of July 31, 2009.   In connection with his resignation, her stock options terminated and she did not receive a severance payment.

Equity Compensation Arrangements

2005 Equity Incentive Plan

We currently grant stock options and stock bonuses to our executive officers pursuant to our 2005 Equity Incentive Plan, or the 2005 Plan.  Under the terms of the 2005 Plan, we may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to us on such terms as are determined by the Board of Directors.  A total of 10,000,000 shares of our common stock are reserved for issuance under the 2005 Plan.  As of December 31, 2008, 50,000 restricted common stock shares were issued under the 2005 Plan, 1,460,899 shares underlie outstanding stock options granted pursuant to the 2005 Plan and 8,539,101 shares were available for future grants under the 2005 Plan.  Our Board of Directors administers the 2005 Plan, determines vesting schedules on plan awards and may accelerate these schedules for award recipients.  The 2005 Plan has a term of 10 years and stock options granted under the plan may not have terms in excess of 10 years.

Vesting of Stock Options Granted in 2008

In January 2008, our Board of Directors granted stock options to Mr. Edson, Mr. Gingras, Mr. Newland, Mr. Crow and Ms. Adelman to purchase 1,000,000, 350,000, 100,000, 100,000 and 100,000 shares of our common stock, respectively.  The stock options granted to Messrs. Edson, Gingras and Newland vest as follows:  (1) 25% of the option shares vest on December 31, 2008 so long as NutraCea achieves for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) 25% of the option shares vest on December 31, 2009 so long as NutraCea achieves for 2009 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2009, (3) 25% of the option shares vest on December 31, 2008 so long as NutraCea achieves for 2008 net income that equals or exceeds 85% of net income budgeted for 2008, and (4) 25% of the option shares vest on December 31, 2009 so long as NutraCea achieves for 2009 net income that equals or exceeds 85% of net income budgeted for 2009.  The stock options granted to Mr. Crow and Ms. Adelman vest as follows:  (1) 50% of the option shares vest on December 31, 2008 so long as the Company achieves for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) 50% of the option shares vest on December 31, 2009 so long as the Company achieves for 2009 net income that equals or exceeds 85% of net income budgeted for 2009.

In October 2008, our Board of Directors granted to Ms. Hernandez-Longan options to purchase 250,000 and 350,000 shares of our common stock.  The 350,000 share option grant vests as to 25% of the shares on July 8, 2009 and vests as to 8.33% of the shares every three months thereafter, so long as she continues to be employed by us on each vesting date.  If Ms. Hernandez-Longan is employed by us on each vesting date, the 250,000 share option vests as to 25% of the shares on October 8, 2009 if we achieve income and revenue targets for 2008, 37.5% of the shares on October 8, 2010 if we achieve income and revenue targets for 2009 and 37.5% of the shares on October 8, 2011 if we achieve income and revenue targets for 2010.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements and stock option agreements with our named executive officers that require us to provide compensation to them upon termination of their employment with us or a change in control of NutraCea.  Regardless of the manner in which a named executive officer’s employment terminates, the executive officer will be entitled to receive amounts earned during the term of employment.  Such amounts include:

—	the portion of the officer’s current annual base salary which has accrued through the date of termination;
—	vested stock options; and
—	payment for accrued but unused vacation.

In addition to these payments, the amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, termination following a change of control and in the event of disability or death of the executive is discussed below.  For a description of amounts paid or payable to each of Mr. Edson, Mr. Crow, Ms. Hernandez-Longan , Mr. Sanders and Ms. Adelman in connection with their resignations from NutraCea, please see “Resignation Related Agreements with Former Executive Officers” above.

Olga Hernandez-Longan

Ms. Hernandez-Longan resigned as our Chief Financial Officer effective as of July 31, 2009.  For a description of actual amounts paid to Ms. Longan in connection with her resignation please see "Employment Agreements and Arrangements - Resignation Related Agreements with Former Executive Officers". The description below of Ms. Hernandez-Longan’s employment termination and change of control benefits are different from the actual benefits that were paid in connection with her resignation.

Termination Without Cause, Resignation for Good Reason or Death.  In the event Ms. Hernandez-Longan’s employment is terminated without “cause,” she resigns for “good reason” or she dies, Ms. Hernandez-Longan is entitled to 100% of her base salary through the end of the term of the agreement, to be paid immediately following termination.

“Cause” is defined as (i) a breach of a material term of her employment agreement, which remains uncured for thirty days after a written notice of breach and written demand for performance are delivered to her by our Chief Executive Officer or Board of Directors; (ii) Ms. Hernandez-Longan’s gross negligent or engagement in material willful or gross misconduct in the performance of her duties; (iii) Ms. Hernandez-Longan has committed, as determined by the Board of Directors of NutraCea, or has been convicted by a court of law of, fraud, moral turpitude, embezzlement, theft, or material dishonesty or other similar criminal conduct, and such misconduct is committed in connection with her employment with NutraCea; (iv) a conviction by a court of law of a felony involving fraud, moral turpitude, embezzlement, theft, or dishonesty or other similar criminal conduct or a felony; (v) habitual misuse of alcohol or drugs; or (vi) Ms. Hernandez-Longan’s breach of her proprietary information agreement with NutraCea.

“Good Reason” is defined as (i) any material breach by NutraCea of her employment agreement; (ii) the assignment of duties that are not consistent or commensurate with and her position as Chief Financial Officer of NutraCea; (iii) the relocation of her primary office location to outside of the Phoenix metropolitan area; (iv) the reduction of her base salary; (v) the failure of NutraCea to obtain an agreement to assume Ms. Hernandez-Longan’s employment agreement from NutraCea’s successor at least forty-five (45) days in advance of a change of control merger or sale of substantially all of NutraCea’s assets; or (vi) Ms. Hernandez-Longan’s termination as Chief Financial Officer.

Termination in Connection with a Change in Control.  In the event Ms. Hernandez-Longan is terminated without cause (as defined about) within 60 days before and 90 days after a “change in control”:

—	her option to purchase 350,000 shares will immediately vest and become exercisable; and
—
she will no longer be required to remain employed by NutraCea for her option to purchase 250,000 shares to vest and be exercisable, but NutraCea will need to achieve the original performance criteria for the option to vest and become exercisable.

“Change in control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets.

Leo Gingras-Rights under Old Employment Agreement

Below sets forth the compensation payable to Mr. Gingras under his employment agreement with us at December 31, 2008 for involuntary termination without cause, voluntary termination for good reason and termination in connection with a change of control and in the event of death.

Termination Without Cause.  In the event we terminate Mr. Gingras’ without “cause,” Mr. Gingras is entitled to an amount equal to twelve months of his base salary.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, (ii) a determination by the Board of Directors that Mr. Gingras has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Gingras having failed to meet written standards established by us for performance of duties under the employment agreement, (iv) Mr. Gingras has committed, as determined by our Board of Directors, or has been convicted of fraud, moral turpitude, embezzlement, theft, or dishonesty or other criminal conduct, (v) Mr. Gingras has taken or failed to take any actions such that such action or failure constitutes legal cause for termination under California law, or (vi) Mr. Gingras misuses alcohol or any non prescribed drug.

Termination in Connection with a Change of Control (Option for 250,000 Shares).  If Mr. Gingras is terminated other than for “cause”, “death”, or “disability” in the 12 month period following a “change of control”, Mr. Gingras’ stock option to purchase 250,000 shares of our common stock will vest as to all unvested shares.

Change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets;

“Cause” is defined as (i) Mr. Gingras’ failure to perform his assigned duties or responsibilities after notice thereof from us describing his failure to perform such duties or responsibilities; (ii) Mr. Gingras engages in any act of dishonesty, fraud or misrepresentation; (iii) Mr. Gingras’ violation of any federal or state law or regulation applicable to our business; (iv) Mr. Gingras’ breach of any confidentiality agreement or invention assignment agreement; or (v) Mr. Gingras being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude; and “disability” is defined as an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Change of Control Benefit (Option for 350,000 Shares).  In the event of a “change of control”, Mr. Gingras’ stock option to purchase 350,000 shares of our common stock, which was granted to him on January 8, 2008, will immediately vest as to all unvested shares.  Under this option, “change of control” has the same definition for such term as is set forth in the 250,000 share option.

Leo Gingras-Rights Under New Employment Agreement

Below sets forth the compensation payable to Mr. Gingras under the employment agreement he has with us as of the Record Date for involuntary termination without cause, voluntary termination for good reason and termination in connection with a change of control and in the event of death.

Termination Without Cause, Resignation for Good Reason or Death.  In the event Mr. Gingras’ employment is terminated without “cause,” he resigns for “good reason” or he dies, Mr. Gingras is entitled to:

—	100% of his base salary through the end of the term of the agreement, to be paid no later than ten days after Mr. Gingras and NutraCea enter into a mutual general release; and
—	immediate vesting of all his unvested stock options.

“Cause” is defined as (i) a breach of a material term of his employment agreement, which remains uncured for thirty days after a written notice of breach and written demand for performance are delivered to Mr. Gingras; (ii) Mr. Gingras has been grossly negligent or engagement in material willful or gross misconduct in the performance of his duties; (iii) Mr. Gingras has committed, as reasonably determined by our Board of Directors, or has been convicted by a court of law of, fraud, moral turpitude, embezzlement, other similar criminal conduct, or any felony; (v) habitual misuse of alcohol, drugs or any controlled substance; or (vi) Mr. Gingras’ breach of his proprietary information agreement with NutraCea or failure to comply with reasonable written standards established by NutraCea for the performance of his duties.

“Good Reason” is defined as (i) any material breach by NutraCea of his employment agreement; (ii) a material reduction of his duties or responsibilities (or the assignment of duties or responsibilities to him that are) not consistent or commensurate with his position as Chief Operating Officer of NutraCea; or (iii) and reduction of his salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

Termination in Connection with a Change in Control.  In the event Mr. Gingras or NutraCea terminates Mr. Gingras’ employment with NutraCea within 60 days before and 90 days after a “change in control”, his option to purchase 1,500,000 shares will immediately vest and become exercisable.

“Change in control” is defined as (i) our merger or consolidation with any other entity which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or transfer of all or substantially all of our assets in one or more related transactions not in the ordinary course of business.

Kody Newland

Termination Without Cause.  In the event we terminate Mr. Newland without “cause,” Mr. Newland is entitled to an amount equal to his base salary for the remainder of the term of his employment agreement, not to exceed 12 months.

“Cause” is defined in his employment agreement as (i) a determination by the Board of Directors that Mr. Newland has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties and we have filed a civil lawsuit against him for the same claims, (ii) Mr. Newland has taken or failed to take any actions such that such action or failure constitutes legal cause for termination under California law, (iii) Mr. Newland has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or dishonesty or other criminal conduct, (iv) Mr. Newland having materially breached the terms of his employment agreement and not cured the breach in 10 days after receipt of written notice or (v) Mr. Newland having failed to meet written standards established by us for performance of duties and not cured this failure within 10 days after receipt of written notice.

Change of Control Benefit (Options to Purchase 500,000 and 100,000 Shares).  In the event of a “change of control”, Mr. Newland’s stock options to purchase 500,000 shares and 100,000 shares of our common stock, respectively, will vest as to all unvested shares.

“Change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets.

Bradley Edson

Mr. Edson resigned as our President and Chief Executive Officer on March 9, 2009.  For a description of actual amounts paid or payable to Mr. Edson in connection with his resignation, please see "Resignation Related Agreements with Former Executive Officers" above. The description below of Mr. Edson’s employment termination and change of control benefits are different from the actual benefits that were paid or are payable in connection with his resignation.

Resignation for Good Reason.  In the event Mr. Edson resigns for “good reason,” Mr. Edson is entitled to:

—	100% of his base salary through the end of the term of the agreement, but no less than the base salary paid to him in the previous 12 months, to be paid immediately following termination;
—
a proportionate share of any bonus he would be entitled to receive for the year in which the termination occurred, based upon the time he was employed by us that year, payable at the regular time such bonus is paid; and

—	immediate vesting of all his unvested stock options.

“Good reason” is defined as (i) the assignment to Mr. Edson of duties that are inconsistent with his position and nature of employment, (ii) the reduction of the duties which are inconsistent with his position and nature of employment, (iii) a change in Mr. Edson’s title, (iv) a reduction in Mr. Edson’s compensation and benefits, (v) a successor company not agreeing to assume the agreement or (vi) a “change of control.”

“Change of control” is defined as (i) a merger or consolidation approved by our shareholders in which shares possessing more than 50% of the total combined voting power of our outstanding stock are transferred to a person or persons different from the persons holding those shares immediately before such merger or consolidation, (ii) the transfer of more than 50% of the total combined voting power of our outstanding stock to a person or persons different from the persons holding those shares immediately before such transaction, or (iii) the sale, transfer or other disposition of all or substantially all of our assets in our complete liquidation or dissolution.

Disability or Death. In the event Mr. Edson is terminated because of his disability or death, Mr. Edson is entitled to:

—	six months of his base salary payable in regular installments;
—	incentive compensation through the end of the fiscal year; and
—	six months vesting of unvested options.

“Disability” is defined as Mr. Edson’s inability to carry on substantially all of his normal duties and obligations under the agreement for a continuous period of one hundred eighty (180) days due to accident, illness or other disability.

Resignation Without Good Reason and Termination for Cause. In the event Mr. Edson resigns without “good reason” or is terminated by us for “cause,” Mr. Edson is entitled to a proportionate share of any bonus he would be entitled to receive for the year in which the termination occurred, based upon the time he was employed by us that year, payable at the regular time such bonus is paid.

“Cause” is defined as the conviction of a felony, a crime involving moral turpitude causing material harm to our standing and reputation or fraud against us.

Termination Without Cause.  In the event the agreement is terminated by reason of Mr. Edson’s termination without “cause,” Mr. Edson is entitled to:

—	100% of his base salary through the end of the term of the agreement, but no less than the base salary paid to him in the previous 12 months, to be paid immediately following termination;
—	incentive compensation through the end of the term of the agreement, payable at the regular time for such incentive compensation;
—	immediate vesting of all his unvested stock options.

Change of Control Benefit (Option for 1,000,000 Shares).  In the event of a “change of control”, Mr. Edson’s stock option to purchase 1,000,000 shares of our common stock, which was granted to him on January 8, 2008, will immediately vest as to all unvested shares.

“Change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets.

Quantified Benefits

Three of our named executive officers, Mr. Crow, Mr. Sanders and Ms. Adelman, ceased to be executive officers before the end of 2008.  For a description of the payments and benefits they received in connection with their resignations, please see "Resignation Related Agreements with Former Executive Officers" above.

The following tables indicate the potential payments and benefits to which our named executive officers other than Mr. Crow, Mr. Sanders and Ms. Adelman would be entitled upon termination of employment or upon a change of control.  Calculations for the following tables are based on the following assumptions:  (i) the triggering event occurred on December 31, 2008; and (ii) salaries were paid through December 31, 2008.

We entered into a new employment agreement with Mr. Gingras on July 28, 2009 (“New Agreement”), which replaced the employment agreement pursuant to which Mr. Gingras was previously employed with us (“Old Agreement”).  The following tables include hypothetical payments and benefits that Mr. Gingras would have received under both the Old Agreement and the New Agreement, assuming that he had entered into the New Agreement on December 31, 2009.  The following tables do not reflect the benefits Mr. Gingras would have received upon a triggering event with respect to the stock option granted to him on July 27, 2009.

Voluntary Termination, Involuntary For Cause Termination

If on December 31, 2008 we terminated our named executive officers with cause or they voluntarily terminated their employment with us without good reason, they would have be entitled to receive as compensation, all amounts earned during the term of employment that were not previously paid.

Termination Because of Death or Disability

				Stock			Total
Name	Salary		Bonus	Options		Benefits	Benefits
Bradley Edson (1)	$151,250	(2)	-	-	(3)	-	$151,250
Olga Hernandez-Longan (4)	651,667	(5)	-	-		-	651,667
Leo Gingras
Old Agreement	0		-	-		-	0
New 2009 Agreement	791,667	(6)	-	-		-	791,667
Kody Newland	-		-	-		-	-
____________

1)
The compensation and benefits referenced in this table have been superseded by the terms of the employment severance agreement and consulting agreement that we entered into with Mr. Edson in March 2009, the terms of which are described under “Resignation Related Agreements with Former Executive Officers”.

2)	Represents six months of base salary.

3)
Mr. Edson holds a stock option that vests as to all shares upon his death.  As the exercise price of these options was greater than the market price of our common stock on December 31, 2008, no value is attributed to the acceleration of the stock options.

4)	The benefits referenced in this table will not be payable to Ms. Hernandez-Longan because she resigned as Chief Financial Officer effective as of July 31, 2009.

5)	Represents 35 months of base salary.

6)	Represents 35 months of base salary payable in the event Mr. Gingras dies.

Voluntary or Involuntary Termination as a Result of or Following a Change of Control

				Stock			Total
Name	Salary		Bonus	Options		Benefits	Benefits
Bradley Edson (1)	$605,000	(2)	-	-		-	$605,000
Olga Hernandez-Longan (3)	651,667	(4)	-	-	(5)	-	651,667
Leo Gingras
Old Agreement	0		-	-	(5)	-	0
New 2009 Agreement	791,667	(6)	-	-	(5)		791,667
Kody Newland	0		-	-	(5)	-	0
____________

1)
The compensation and benefits referenced in this table have been superseded by the terms of the employment severance agreement and consulting agreement that we entered into with Mr. Edson in March 2009, the terms of which are described under “Resignation Related Agreements with Former Executive Officers”.

2)	Represents 24 months of base salary remaining on his term of employment.

3)	The benefits referenced in this table will not be payable to Ms. Hernandez-Longan because she resigned as Chief Financial Officer effective as of July 31, 2009.

4)	Represents 35 months of base salary remaining on her term of employment.

5)
Mr. Newland, Mr. Gingras and Ms. Hernandez-Longan hold stock options that vest as to all shares if they are terminated in connection with a change of control. As the exercise price of these options was greater than the market price of our common stock on December 31, 2008, no value is attributed to the acceleration of the stock options.

6)	Represents 35 months of base salary remaining on his term of employment.

Voluntary Termination for Good Reason

Name	Salary		Bonus	Stock Options	Benefits	Total Benefits
Bradley Edson (1)	$605,000	(2)	$-	-	$-	$605,000
Olga Hernandez-Longan (3)	651,667	(4)	-	-	-	651,667
Leo Gingras
Old Agreement	-		-	-	-	-
New (2009) Agreement	791,667	(5)	-	-	-	791,667
Kody Newland	-		-	-	-	-
____________

1)
The compensation and benefits referenced in this table have been superseded by the terms of the employment severance agreement and consulting agreement that we entered into with Mr. Edson in March 2009, the terms of which are described under “Resignation Related Agreements with Former Executive Officers”.

2)
Mr. Edson shall receive the immediate payout of all salary through the end of the term of his agreement, but in no event less than an amount equal to the last twelve months of salary paid to him.  Represents an amount Mr. Edson would have been entitled to receive if voluntary terminated for good reason.

3)	The benefits referenced in this table will not be payable to Ms. Hernandez-Longan because she resigned as Chief Financial Officer effective as of July 31, 2009.

4)	Represents 35 months of base salary remaining on her term of employment.

5)	Represents 35 months of base salary remaining on his term of employment.

Involuntary Not For Cause Termination

Name	Salary		Bonus	Stock Options	Benefits	Total Benefits
Bradley Edson (1)	$605,000	(2)	$-	-	$-	$605,000
Olga Hernandez-Longan (3)	651,667	(4)				651,667
Leo Gingras
Old Agreement	220,000	(5)	-	-	-	220,000
New (2009) Agreement	791,667	(6)				791,667
Kody Newland	161,771	(7)	-	-	-	161,771
____________

1)
The compensation and benefits referenced in this table have been superseded by the terms of the employment severance agreement and consulting agreement that we entered into with Mr. Edson in March 2009, the terms of which are described under “Resignation Related Agreements with Former Executive Officers”.

2)	Represents two years of base salary remaining on his term of employment.

3)	The benefits referenced in this table will not be payable to Ms. Hernandez-Longan because she resigned as Chief Financial Officer effective as of July 31, 2009.

4)	Represents 35 months of base salary remaining on her term of employment.

5)	Represents 12 months of base salary remaining on his term of employment.

6)	Represents 35 months of base salary remaining on his term of employment.

7)	Represents twelve months of base salary.

Change of Control Not Involving a Termination

Name	Salary	Bonus	Stock Options		Benefits	Total Benefits
Bradley Edson (1)	-	-	-	(2)	-	-
Olga Hernandez-Longan (3)	-	-	-	(2)	-	-
Leo Gingras (4)	-	-	-	(2)	-	-
Kody Newland	-	-	-	(2)	-	-
____________

1)
The compensation and benefits referenced in this table have been superseded by the terms of the employment severance agreement and consulting agreement that we entered into with Mr. Edson in March 2009, the terms of which are described under “Resignation Related Agreements with Former Executive Officers”.

2)
Mr. Edson, Mr. Gingras, Mr. Newland and Ms. Hernandez-Longan hold stock options that vest as to all shares upon a change of control, regardless of whether these individuals are terminated.  As the exercise price of these options was greater than the market price of our common stock on December 31, 2008, no value is attributed to the acceleration of the stock options.

3)	The benefits referenced in this table will not be payable to Ms. Hernandez-Longan because she resigned as Chief Financial Officer effective as of July 31, 2009.

4)	Amounts are the same under Mr. Gingras’ Old Agreement and under his New Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding beneficial ownership of our common stock as of August 31, 2009, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after August 31, 2009, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o NutraCea, 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018.

	Shares of Common
	Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percentage (1)
Bradley D. Edson (2)	6,255,000	3.14%
James C. Lintzenich (3)	3,110,019	1.60%
Steven W. Saunders (4)	2,079,595	1.07%
Kody Newland (5)	564,200	*
Leo G. Gingras(6)	521,750	*
Edward L. McMillan (7)	419,337	*
David Bensol (8)	319,250	*
Kenneth L. Shropshire (9)	248,000	*
Todd Crow (10)	1,672,642	*
Jeffrey Sanders	-	*
Olga Hernandez-Longan	-	*
Margie Adelman (11)	1,069,707	*
All directors and executive officers as a group (8 persons)(12)	8,677,535	4.47%

* less than 1%
____________

1)
Applicable percentage of ownership is based on 192,967,680 shares of our common stock outstanding as of August 31, 2009, together with applicable options and warrants for such shareholder exercisable within 60 days of August 31, 2009, which is October 30, 2009.

2)	Includes 6,000,000 shares issuable upon exercise of options.

3)	Includes 1,713,608 shares issuable upon exercise of options and warrants. 1,371,411 of such shares underlie a warrant that expired on October 4, 2009.

4)	Includes 610,793 shares issuable upon exercise of a warrants or options.

5)	Includes 537,500 shares issuable upon exercise of options.

6)	Includes 468,750 shares issuable upon exercise of options.

7)	Includes 401,597 shares issuable upon exercise of options and warrants. 76,799 of such shares underlie a warrant that expired on October 4, 2009.

8)	Includes 266,750 shares issuable upon exercise of options.

9)	Includes 248,000 shares issuable upon exercise of options.

10)	Includes 1,662,942 shares issuable upon exercise of options.

11)	Includes 1,000,000 shares issuable upon exercise of options.

12)	Reflects the beneficial ownership of those individuals serving as executive officers or directors on November 6, 2009. Includes 5,662,382 shares issuable upon exercise of options and warrants.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2008, information with respect to our 2003 Stock Plan and 2005 Equity Incentive Plan, and with respect to certain other options and warrants, as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by shareholders	1,510,899	$1.04	8,489,101	(1)
Equity compensation plans not approved by shareholders	19,986,557	0.98	3,793	(2)
Total	21,497,456	$0.98	8,492,894
____________

(1)	Represents shares reserved for future issuance under our 2005 Equity Incentive Plan.

(2)	Represents shares reserved for future issuance under our 2003 Stock Compensation Plan.

Our Board of Directors adopted our 2003 Stock Compensation Plan, or the 2003 Plan, on October, 2003. Under the terms of the 2003 Plan, we may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to us on such terms as are determined by our Board of Directors.  A total of 10,000,000 shares of our common stock are reserved for issuance under the 2003 Plan.  As of December 31, 2008 a total of 9,996,207 shares were issued under the 2003 Plan, no shares underlie outstanding stock option granted pursuant to the 2003 Plan and 3,793 shares were available for future grants under the 2003 Plan.  Our Board of Directors administers the 2003 Plan and determines vesting schedules on plan awards.  The 2003 Plan has a term of 10 years and stock options granted under the plan may not have terms in excess of 10 years.  The Board may accelerate unvested options if we sell substantially all of our assets or are a party to a merger or consolidation in which we are not the surviving corporation. All options will terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless an agreement governing any change of control provides otherwise.

A description of our 2005 Equity Incentive Plan is set forth above in Item 11 under “Equity Compensation Arrangements”.

As of December 31, 2008, options and warrants to purchase a total of 19,986,557 shares of our common stock were outstanding pursuant to compensation arrangements that have not been approved by our shareholders. The per share exercise prices of these options and warrants vary from $0.30 to $10.00.  Of these options to purchase 19,986,557 shares, as of December 31, 2008 options to purchase a total of 10,137,942 shares are held by the named executive officers (See table titled “Outstanding Equity Awards as of December 31, 2008” in this Proxy Statement) and options to purchase a total of 2,993,998 shares of common stock held by our current directors (for directors Bensol, McMillan, Lintzenich, Saunders and  Shropshire, options to purchase 170,000, 135,000, 324,000, 1,656,608, 538,793, and 170,000 shares, respectively). Of the options to purchase 2,993,998 shares held by our non-employee directors, options to purchase a total of 1,909,000 shares held by directors McMillan, Lintzenich and Saunders were assumed by us when we acquired RiceX in October 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a “Related Party Transaction”).  Each Related Party Transaction that occurred since January 1, 2008 has been approved by our Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation”, we believe that there have been no Related Party Transactions since January 1, 2008.

AUDIT DISCLOSURE

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NutraCea specifically incorporates it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2008.

The Audit Committee of the Board of Directors has:

—
reviewed and discussed with management independent registered public accounting firm, together and separately, NutraCea’s audited consolidated financial statements for the fiscal year ended December 31, 2008;

—	discussed with Perry-Smith LLP, NutraCea’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and
—	received the written disclosures and the letter from Perry-Smith LLP required by Independence Standards Board Standard No. 1 and has discussed with Perry-Smith LLP its independence.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NutraCea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

David Bensol
James C. Lintzenich
Edward McMillan

Independent Public Accountants

NutraCea’s independent public accountant for the last completed fiscal year ended December 31, 2008, was Perry-Smith LLP. The Board anticipates that representatives of Perry-Smith will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions. The Audit Committee has not yet selected its principle independent registered public accounting firm to perform the audit of NutraCea’s financial statements for 2009. The Audit Committee anticipates the selection will occur at its next scheduled meeting.

The following table presents fees for professional services rendered by our independent registered public accounting firm, Perry-Smith LLP (“Perry-Smith”), for the audit of our annual Consolidated Financial Statements for the years ended December 31, 2008 and 2007, and fees billed for audit-related services, tax services and all other services rendered to us by Perry-Smith for 2008 and 2007.

Fees	2008	2007
Audit Fees	$550,000	$388,000
Audit Related Fees	$79,000	20,000
Tax Fees	58,000	132,000
All Other Fees	-	-
Total	$687,000	$540,000

Audit fees

Audit fees relate to services related to the audit of our financial statements review of financial statements included in our quarterly reports on Form 10-Q, services rendered in connection with the audit of management’s report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002 and consents and assistance in connection with other filings, including statutory audits and services, and public offering documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our Consolidated Financial Statements and are not reported under “Audit Fees.”

Tax fees

Tax fees include fees for services rendered in connection with preparation of federal, state and foreign tax returns and other filings and tax consultation services.

All other fees

All other fees consist of fees for products and services other than the services described above.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent accountants prior to the engagement of the independent accountants for such services.  All fees reported under the headings Audit Fees, Audit-Related Fees, Tax Fees and All Other fees above for 2008 and 2007 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires NutraCea’s directors, executive officers and beneficial owners of more than 10% of a registered class of NutraCea’s equity securities to file with the Securities and Exchange Commission (“SEC”), initial reports of ownership and reports of changes in ownership of NutraCea’s common stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish NutraCea with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such forms furnished to NutraCea and written representations that no other reports were required, NutraCea believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2008 were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except as follows:  (i) Todd Crow reported the extension of the expiration date on stock options to purchase a total of 84,478 shares of common stock, which extension occurred on October 4, 2008 in connection with his resignation as our chief financial officer, on Form 4 on April 7, 2009 instead of on the required reporting date of October 6, 2008, (ii) Edward McMillan reported the extension of the expiration date on stock options to purchase a total of 76,699 shares of common stock, which extension occurred on October 4, 2008 on Form 4 on April 6, 2009 instead of on the required reporting date of October 6, 2008 and (iii) James Lintzenich reported the extension of the expiration date of warrants to purchase a total of 1,371,411 shares of common stock held indirectly by Mr. Lintzenich through the James C. Lintzenich Revocable Trust, which extension occurred on October 4, 2008, on Form 4 on April 6, 2009 instead of on the required reporting date of October 6, 2008.

OTHER BUSINESS

NutraCea’s management knows of no other business to be brought before the 2009 Annual Meeting of Shareholders. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, without charge, by writing to Leo G. Gingras, NutraCea’s Corporate Secretary, at NutraCea’s principal executive offices at 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018.

By Order of the Board of Directors

/s/ Leo G. Gingras
Leo G. Gingras
Secretary
Phoenix, Arizona
November 6, 2009

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

December 4, 2009
9:00 A.M. (Local Time)
Arizona Biltmore Resort and Spa
2400 East Missouri Avenue
Phoenix, AZ 85016

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

NUTRACEA

Name:

Address:

Non-Transferable

1

NUTRACEA

5090 NORTH 40th STREET, FOURTH FLOOR
PHOENIX, ARIZONA 85018

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of NutraCea, a California corporation (the “Company”), hereby appoints W. John Short, as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2009 Annual Meeting of Shareholders of the Company, to be held at Arizona Biltmore Resort and Spa, 2400 East Missouri Avenue, Phoenix, AZ 85016, on Friday, December 4, 2009, from 9:00 A.M. to 11:00 A.M. local time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF SHAREHOLDERS OF

NUTRACEA

December 4, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The annual report and proxy statement
are available at http://www.nutracea.com/FinancialReport2009

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

20600000000000001000 1	120409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND
“FOR” EACH OF THE OTHER PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:					2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

☐	FOR ALL NOMINEES	NOMINEES:			This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the proposals described herein.
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	š š š š š š	W. John Short David S. Bensol James C. Lintzenich Edward L. McMillan Steven W. Saunders Kenneth L. Shropshire

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

Please check this box if you plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.